Webb & Company, P.A.
Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated October 11, 2007 relating to the August 31, 2007 financial statements of Artistry Publications, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

WEBB & COMPANY, P.A.
Certified Public Accountants

/s/  Webb & Company, P.A.
Boynton Beach, Florida October 25, 2007